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                                                                     Exhibit 3.1


           ARTICLES OF AMENDMENT TO THE AMENDED AND RESTATED CHARTER

                                       OF

                        NATIONAL COMMERCE BANCORPORATION

     Pursuant to the provisions of Section 48-20-106 of the Tennessee Business Corporation Act, the undersigned corporation adopts the following articles of amendment to its charter:

     1.  The name of the corporation is National Commerce Bancorporation.

     2. The charter of the corporation is hereby amended by striking out Article First thereof in its entirety and by substituting in lieu of said Article the following new Article:

     "First: The name of this Corporation is National Commerce Financial Corporation."

     3. The amendment was duly adopted by the Board of Directors of the corporation and approved by the shareholders of the corporation on April 25, 2001.



Executed as of the 25th day of April, 2001.


                              NATIONAL COMMERCE BANCORPORATION


                              By:   /s/ David T. Popwell
                                  --------------------------------------------
                                    David T. Popwell, Executive Vice President
                                    and Secretary